As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0784194
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Trapelo Road

Suite 286

Waltham, MA 02451

(Address of principal registered offices) (Zip Code)

Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan

(Full title of the Plan)

Remy Luthringer, Ph.D.

Chief Executive Officer

1601 Trapelo Road

Suite 286

Waltham, MA 02451

(Name and address of agent for service)

(617) 600-7373

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share, to be issued pursuant to the Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan	2,000,000 shares (3)	$3.61	$7,220,000.00	$937.16

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, par value $0.0001 per share, which become issuable under the Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Estimated in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on August 7, 2020, as reported on The Nasdaq Global Market.

(3)

Represents shares of the Registrant’s Common Stock added to the shares authorized for issuance under the Plan pursuant to an amendment to the Plan approved by the Registrant’s stockholders at the Registrant’s 2020 Annual Meeting of Stockholders.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 15, 2014 (File No. 333-198753), April 30, 2015 (File No.  333-203738), March 14, 2016 (File No.  333-210147), March 13, 2017 (File No.  333-216637), March 12, 2018 (File No.  333-223593) and June 15, 2018 (File No. 333-225672). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-195169), filed with the SEC on June 10, 2014).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2019)

4.3	Specimen Common Stock certificate of Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-195169), filed with the SEC on June 10, 2014).

5.1 *	Opinion of Cooley LLP.

23.1 *	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2 *	Consent of Cooley LLP (included in Exhibit 5.1).

24.1 *	Power of Attorney (Included on the Signature Page to this Form S-8).

99.1	Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2020).

99.2	Form of Restricted Stock Unit Agreement under the Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 16, 2016).

99.3	Form of Option Grant Agreement under the Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 13, 2017).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on August 7, 2020.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Remy Luthringer, Ph.D.
Remy Luthringer, Ph.D.
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Remy Luthringer, Ph.D. and Geoffrey Race, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Remy Luthringer, Ph.D.	Chief Executive Officer and Executive Chairman of the Board of Directors (Principal Executive Officer)	August 7, 2020
Remy Luthringer, Ph.D.

/s/ Geoffrey Race	Chief Financial Officer (Principal Financial Officer)	August 7, 2020
Geoffrey Race

/s/ William F. Doyle	Lead Independent Director of the Board of Directors	August 7, 2020
William F. Doyle

/s/ Hans Peter Hasler	Member of the Board of Directors	August 7, 2020
Hans Peter Hasler

/s/ Jeryl Hilleman	Member of the Board of Directors	August 7, 2020
Jeryl Hilleman

/s/ David Kupfer, MD	Member of the Board of Directors	August 7, 2020
David Kupfer, MD

/s/ Fouzia Laghrissi-Thode, MD	Member of the Board of Directors	August 7, 2020
Fouzia Laghrissi-Thode, MD

/s/ Jan van Heek	Member of the Board of Directors	August 7, 2020
Jan van Heek